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                                                                    Exhibit 4.14

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                             XM Satellite Radio Inc.

                        14% SENIOR SECURED NOTES DUE 2010

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                          THIRD SUPPLEMENTAL INDENTURE

                             Dated January 27, 2003

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                              The Bank of New York

                                     Trustee

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         THIRD SUPPLEMENTAL INDENTURE, dated January 27, 2003, by and among XM
Satellite Radio Inc., a Delaware corporation (the "Company"), XM Satellite Radio Holdings Inc., a Delaware corporation (the "Parent Guarantor"), XM Equipment Leasing LLC, a Delaware limited liability company (the "Subsidiary Guarantor"), and The Bank of New York, as trustee (the "Trustee").

                                   WITNESSETH

         WHEREAS the Company has executed and delivered to the Trustee an Indenture dated as of March 15, 2000 (as amended and supplemented, the "Indenture"), providing for the issuance of 14% Senior Secured Notes due 2010 (the "Notes");

         WHEREAS, in connection with an exchange offer being undertaken by the Company to exchange the Notes for its 14% Senior Secured Discount Notes due 2009 (the "Exchange Offer"), the Company has commenced a solicitation of consents from the Holders to certain amendments (the "Proposed Amendments") to the Indenture set forth in the Offering Circular and Solicitation of Consents of the Company dated December 24, 2002 (the "Consent Solicitation Statement");

         WHEREAS, this Third Supplemental Indenture evidences the Proposed Amendments described in the Consent Solicitation Statement;

         WHEREAS, Section 9.02 of the Indenture provides, among other things, that with the written consent of Holders of at least a majority in principal amount of the Notes voting as a single class, the Company may from time to time amend or supplement the Indenture, subject to certain exceptions specified in
Section 9.02 of the Indenture;

         WHEREAS, on December 24, 2002, the Company mailed or otherwise delivered the Consent Solicitation Statement to each Holder of record as of such date;

         WHEREAS, the Holders of at least a majority in principal amount of the Notes have consented to the amendments effected by this Third Supplemental Indenture in accordance with the provisions of the Indenture;

         WHEREAS, this Third Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company; and

         WHEREAS, the Company has delivered, or caused to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel meeting the requirements of Sections 9.06, 13.04 and 13.05 of the Indenture and stating that the execution and delivery of this Third Supplemental Indenture is permitted by the Indenture and that all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in the Indenture relating to this Third Supplemental Indenture have been satisfied.

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         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company, the Parent Guarantor, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                                    ARTICLE I

                                   AMENDMENTS

         SECTION 1.01. Deletion of Certain Definitions. Sections 1.01 and 1.02 of the Indenture are hereby amended by deleting the definition of each term that is used in the Indenture only in the Articles, Sections or Subsections thereof that are deleted pursuant to Section 1.02 hereof.

         SECTION 1.02. Deletion of Certain Sections. Each of the following Articles, Sections and Subsections of the Indenture is hereby amended by deleting the text of such Article, Section or Subsection in its entirety and replacing such text, in each case, with the words "Intentionally Omitted":

         Section 3.09        Offer to Purchase by Application of Excess Proceeds
         Section 4.05        Taxes
         Section 4.07        Restricted Payments
         Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
         Section 4.09        Incurrence of Indebtedness and Issuance of
                             Preferred Stock
         Section 4.10        Asset Sales
         Section 4.11        Transactions with Affiliates
         Section 4.12        Liens
         Section 4.13        Corporate Existence
         Section 4.14        Offer to Repurchase Upon Change of Control
         Section 4.15        Limitation on Sale and Leaseback Transactions
         Section 4.16 Limitation on Issuance and Sales of Capital Stock of Wholly Owned Subsidiaries
         Section 4.18        Insurance
         Article V           Successors
         Section 6.01(c)     Events of Default

Any corresponding provisions reflected in the Notes shall also be deleted and replaced with "Intentionally Deleted." Effective as of the date hereof, none of the Company, the Parent Guarantor, the Subsidiary Guarantor, the Trustee or any other parties to or beneficiaries of the Indenture or the Notes shall have any rights, obligations or liabilities under such deleted Sections or Articles, and such Sections and Articles shall not be considered in determining whether a Default or Event of Default has occurred or whether the Company, the Parent Guarantor or the Subsidiary Guarantor has observed, performed and complied with the provisions of the Indenture and the Notes.

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         SECTION 1.03    Amendment of Reporting Requirement. Section 4.03 of the
Indenture is hereby amended by deleting the text thereof in its entirety and replacing such text with the following:

         "The Company shall file with the Trustee all annual reports and other information required pursuant to Section 314(a) of the TIA."

         SECTION 1.04 Execution of New Security Documents. The Trustee shall, upon the written request of the Company, enter into the Amended and Restated Security Agreement and the Intercreditor and Collateral Agency Agreement attached hereto at Exhibits A-1 and A-2, respectively.

                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.01. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Third Supplemental Indenture by the Company, the Parent Guarantor, the Subsidiary Guarantor and the Trustee, this Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Third Supplemental Indenture (whether or not made), unless the context shall otherwise require.

         SECTION 2.02. Governing Law; Governance, Etc. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. This Third Supplemental Indenture shall be governed and construed in accordance with the applicable terms and provisions of the Indenture as amended hereby, which terms and provisions are incorporated herein by reference, as if this Third Supplemental Indenture were the "Indenture" referred to therein.

         SECTION 2.03. Trustee Acceptance. The Trustee accepts the Indenture, as supplemented hereby, and agrees to perform the same upon the terms and conditions set forth therein, as supplemented hereby. The recitals contained herein shall be taken as the statements of the Company, the Parent Guarantor and the Subsidiary Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

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         SECTION 2.04.   Counterparts.  The  parties  may sign any  number of
copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 2.05. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

         SECTION 2.06. Terms. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.

         SECTION 2.07. Entire Agreement. This Third Supplemental Indenture, together with the Indenture as amended hereby and the Notes, the Security Agreement and the Pledge Agreement, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

         SECTION 2.08. Benefits of Third Supplemental Indenture. Nothing in this Third Supplemental Indenture, the Indenture, or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, the Third Supplemental Indenture or the Notes.

         SECTION 2.09. Notation on Notes. Pursuant to Section 9.05 of the Indenture, new Notes reflecting the amendments to the Indenture made hereby shall not be issued; however, corresponding changes to the Notes to reflect the amendments made hereby shall be deemed to be made to the Notes as of the date of this Third Supplemental Indenture. The Trustee may, but shall not be required to, place an appropriate notation as to this Third Supplemental Indenture on any Note hereafter authenticated in accordance with Section 9.05 of the Indenture.

         SECTION 2.10. Effectiveness of Third Supplemental Indenture. Notwithstanding anything to the contrary contained herein, this Third Supplemental Indenture shall become effective upon the acceptance by the Company of the Notes tendered in connection with the Exchange Offer.

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         IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed as of the date first above written.

                                   XM Satellite Radio Inc.


                                   By:  /s/ Joseph M. Titlebaum
                                        ----------------------------------------
                                        Name:  Joseph M. Titlebaum
                                        Title: Senior Vice President, General
                                               Counsel and Secretary
Attest:


 /s/ Joseph J. Euteneuer
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Name:  Joseph J. Euteneuer
Title: Executive Vice President and Chief Financial Officer

                                   XM Satellite Radio Holdings Inc.,
                                   as Parent Guarantor


                                   By:  /s/ Joseph M. Titlebaum
                                        ----------------------------------------
                                        Name:  Joseph M. Titlebaum
                                        Title: Senior Vice President, General
                                               Counsel and Secretary
Attest:


/s/ Joseph J. Euteneuer
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Name:  Joseph J. Euteneuer
Title: Executive Vice President and Chief Financial Officer

                                   XM Equipment Leasing LLC,
                                   as Subsidiary Guarantor


                                   By:  /s/ Joseph M. Titlebaum
                                        ----------------------------------------
                                        Name:  Joseph M. Titlebaum
                                        Title: Senior Vice President, General
                                               Counsel and Secretary
Attest:

/s/ Joseph J. Euteneuer
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Name:  Joseph J. Euteneuer
Title: Executive Vice President and Chief Financial Officer

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                                   The Bank of New York


                                   By:  /s/ John Guiliano
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                                        Name:  John Guiliano
                                        Title: Vice President
Attest:


/s/ Dorothy Miller
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Name:  Dorothy Miller
Title: Vice President

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